UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 19, 2024

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2024 (the “Execution Date”), Ault Alliance, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Investor agreed to acquire, and the Company agreed to issue and sell in a registered direct offering to the Investor (the “Offering”), a $5,390,000 10% OID Convertible Promissory Note (the “Note”), subject to customary closing conditions.

The Note is being sold to the Investor for a purchase price of $4,900,000. The Note will not be issued pursuant to an indenture. The Note is convertible at any time after NYSE American (“NYSE”) approval of the Supplemental Listing Application (the “SLAP”) into shares of Class A common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Conversion Shares”).

Description of the Note

The Note will have a principal face amount of $5,390,000, which includes an original issue discount of $490,000. The Note will accrue interest at the rate of 15% per annum, unless an event of default (as defined in the Note) occurs, at which time the Note would accrue interest at 18% per annum. The Note will mature on October 19, 2024.

The Note is convertible into Conversion Shares at any time after NYSE approval of the SLAP at a conversion price of $0.22 per share, subject to adjustment. If, on September 2, 2024 (the “Adjustment Date”), the closing bid price of the Common Stock is lower than the Conversion Price, then the Conversion Price shall be reduced to eighty-five percent (85%) of the closing bid price of the Common Stock on the Adjustment Date. However, if, after the issuance date and prior to the date on which Stockholder Approval (as defined below) is obtained, the holder of the Note has converted a portion of the outstanding amount under the Note into Conversion Shares in an aggregate amount equal to the NYSE Limit (as defined below), then the Adjustment Date shall be extended by such number of days between such date and the date on which we obtain Stockholder Approval.

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the NYSE (the “NYSE Limit”) unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Purchase Agreement, the Company agreed to file a proxy or information statement to obtain the Stockholder Approval.

The Note contains standard and customary events of default including, but not limited to, failure to pay amounts due under the Note when required, default in covenants, bankruptcy events, failure to obtain Stockholder Approval and suspension or delisting from trading of our Common Stock on an eligible exchange.

Description of the Offering

The Offering is expected to close on July 19, 2024. The Offering is being made pursuant to the Company’s (i) shelf registration statement on Form S-3 (File No. 333-260618) filed with the Securities and Exchange Commission (“SEC”) on October 29, 2021 and declared effective by the SEC on November 12, 2021 and (ii) a prospectus supplement filed by the Company with the SEC on July 19, 2024, which also relates to the offer and sale of the Note.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Conversion Shares, nor shall there be any offer, solicitation or sale of the Conversion Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Note and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Form of Note and Purchase Agreement which are annexed here as Exhibits 4.1 and 10.1 and are incorporated herein by reference.

The legal opinion of Olshan Frome Wolosky LLP, counsel to the Company, relating to the legality of the issuance and sale of the Note is filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Note.

5.1	Legal Opinion of Olshan Frome Wolosky LLP.

10.1	Note Purchase Agreement, dated July 18, 2024, by and among the Company and the Investor.

23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: July 19, 2024	/s/ Henry Nisser
Henry Nisser
President and General Counsel